Surgalign Holdings, Inc. Announces Second Quarter 2022 Results and
Reiterates Full Year 2022 Revenue Guidance Range

Deerfield, Ill., August 9, 2022 – Surgalign Holdings, Inc., (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today announced financial results for its 2022 second quarter ended June 30, 2022.

2022 Second Quarter Key Highlights and Subsequent Events:
•First successful surgical procedures utilizing the HOLO Portal™ Surgical Guidance System in Indiana and further expansion in Ohio with more sites in the pipeline.
•Launch of the Surgalign® Patient Access Program: formed strategic partnership with PRIA Healthcare to support Program and improve patient healthcare coverage.
•Relaunch of the CervAlign® Anterior Cervical Plate system.
•Launch of Fortilink®-A interbody with TiPlus™ technology expanding addressable market.
•1-for-30 reverse stock split completed in May 2022.

“We've made significant progress in bringing new products to market while building a strong foundation for the future,” stated Terry Rich, President and Chief Executive Officer of Surgalign Holdings. “We expanded the reach of our HOLO Portal Surgical Guidance System, with successful cases performed in Indiana and Ohio, and we are close to securing additional sites throughout the United States. Our plan remains to have between 10-15 sites up and running by year-end and we are in discussions with approximately 20 additional potential sites.”

Mr. Rich continued, “Our focus near-term is on the commercialization of the HOLO Portal system, integrating procedural technologies, and expanding our HOLO™ AI Platform capabilities. Concurrently, we will continue to build out our engineering capabilities, bring new products to market, and leverage our distribution to expand spine product sales globally. The new products we have launched are gaining traction and there is a lot of excitement building at Surgalign. We believe we are well positioned for growth in the second half of the year, particularly in the fourth quarter, with significantly greater prospects in the future.”

Second Quarter Comparisons

Total revenue for the three months ended June 30, 2022, was $20.6 million as compared to $24.8 million in the comparable year-ago period. The decrease in revenue was primarily related to hospital and surgical center staffing shortage, delays in procedures caused by the pandemic, and supply chain constraints.

The Company reported gross margins of 68.9% and 70.9% for the three months ended June 30, 2022 and 2021 respectively, with the decline related to an increase in inventory write-offs related to continued product rationalization.

On a non-GAAP basis, the Company reported gross margin of 73.5% for the three months ended June 30, 2022, as compared to gross margin of 73.1% in the comparable year-ago period.

Total operating expenses for the three months ended June 30, 2022 were $27.6 million as compared to $30.9 million in the comparable year-ago period, a decrease of $3.3 million or 10.6%. The primary driver was a $1.3 million decrease in “General and administrative” expenses caused by a reduction in spending through continued simplification of the distribution and administrative infrastructure. Additionally, there was a decrease in “Asset impairment and abandonment” of $1.2 million due to impairment of the ERP system in 2021 and a reduction in capital expenditures during 2022. This was partially offset by a $0.9 million increase in “Research and development” expenses related to the continued development of the HOLO AI platform and obtaining regulatory approval.

On a non-GAAP basis, total operating expenses for the three months ended June 30, 2022 were $27.5 million and three months ended June 30, 2021, were $27.4 million. Excluded from 2022 Q2 non-GAAP operating expense was approximately $1.0 million in asset impairment charges related to the impairment of instruments during the quarter, $0.2 million in transaction and integration expenses related to issuance costs associated to the newly issued warrants, non-cash stock-based compensation of $0.9 million and a gain of $2.0 million due to adjustments to the fair value of the Holo Surgical Inc. contract milestones.

The Company reported an operating loss of $13.4 million for the three months ended June 30, 2022 as compared to an operating loss of $13.3 million in the comparable year-ago period. Net loss from continuing operations for the three months ended June 30, 2022 was $5.7 million as compared to a net loss from continuing operations of $10.6 million in the comparable year-ago period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the three months ended June 30, 2022 was a loss of $11.7 million as compared to an Adjusted EBITDA loss of $8.5 million in the comparable year-ago period.

As of June 30, 2022, cash and cash equivalents were approximately $29.3 million. This compares to $51.3 million reported as of December 31, 2021.

Six Month Year-to-Date Comparisons

Total revenue for the six months ended June 30, 2022, was $41.2 million as compared to $48.1 million in the comparable year-ago period. The decrease in revenue was primarily related to the impact of the global pandemic, which has led to fewer surgical procedures and hospital staffing shortages throughout the U.S., among other factors.

The Company reported gross margins of 68.9% and 72.0% for the six months ended June 30, 2022 and 2021 respectively, with the decline related to an increase in inventory write-offs related to continued product rationalization.

On a non-GAAP basis, the Company reported gross margin of 72.2% for the six months ended June 30, 2022 as compared to gross margin of 74.3% in the comparable year-ago period.

Total operating expenses for the six months ended June 30, 2022 were $50.7 million as compared to $62.4 million in the comparable year-ago period, a decrease of $11.7 million or 18.7%. The primary driver was the decrease in the Holo contract milestone valuation of approximately $8.1 million, which is recorded through the “Gain on acquisition contingency” line item on the condensed consolidated statements of comprehensive loss. This was further reduced by a $2.1 million decrease in “General and administrative” expenses caused by a reduction in spending through the continued simplification of the distribution and administrative infrastructure. Additionally, there was a decrease in “Asset impairment and abandonment” of $2.4 million due the impairment of the ERP system costs occurring in 2021 and a reduction in capital expenditures. This was partially offset by an increase of $2.5 million in “Research and development” expenses related to the continued development of the HOLO AI platform and obtaining regulatory approval.

On a non-GAAP basis, total operating expenses for the six months ended June 30, 2022 were $55.8 million as compared to $55.3 million in the comparable year-ago period. Excluded from Q2 non-GAAP operating expense was approximately $1.9 million in asset impairment charges related to the impairment of instruments during the quarter, $1.1 million in transaction and integration expenses related to financings, non-cash stock-based compensation of $2.3 million and a gain of $10.5 million due to adjustments to the fair value of the Holo Surgical Inc. contract milestones.

The Company reported an operating loss of $22.3 million in the six months ended June 30, 2022 as compared to an operating loss of $27.7 million in the comparable year-ago period. Net loss continuing operations for the six months ended June 30, 2022 was $5.7 million as compared to a net loss from continuing operations of $25.8 million for the comparable year-ago period.

Adjusted earnings before interest, taxes, depreciation and amortization for the six months ended June 30, 2022 was a loss of $25.0 million as compared to an Adjusted EBITDA loss of $18.3 million for the comparable year-ago period.

Fiscal 2022 Business Outlook

The Company has reconfirmed its full year revenue outlook to be in the range of $86 to $90 million.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. ET today. The conference call can be accessed by dialing (888) 645-4404 (U.S.) or (404) 267-0371 (International). The

webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health and is building out its digital surgery platform to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies surgeons will look to for what is truly possible for their patients. Surgalign is focused on bringing surgeons solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statement

This press release contains forward-looking statements based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) risks relating to existing or potential litigation or regulatory actions; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting; (iii) general worldwide economic conditions and related uncertainties; (iv) the continued impact of the COVID-19 and the Company’s attempts at mitigation, particularly in international markets served by the Company; (v) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy; (vi) the reliability of our supply chain; (vii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (viii) whether or when the demand for procedures involving our products will increase; (ix) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (x) our financial position and results, total revenue, product revenue, gross margin, and operations; (xi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xii) the failure to effectively integrate Holo Surgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain (xv) the effect and timing of changes in laws or in governmental regulations; and (xvi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at http://www.surgalign.com/or the SEC’s website at http://www.sec.gov/. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor and Media Relations Contact:
Glenn Wiener
GW Communications
T: +1 (917) 887 8434
E: gwiener@gwcco.com

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$20,623	$24,834	$41,228	$48,125
Cost of goods sold	6,414	7,229	12,824	13,467
Gross profit	14,209	17,605	28,404	34,658
Operating Expenses:
General and administrative	24,289	25,541	49,606	51,701
Research and development	4,082	3,183	8,530	6,059
Gain on acquisition contingency	(1,990)	(2,236)	(10,493)	(2,287)
Asset impairment and abandonments	996	2,206	1,935	4,382
Transaction and integration expenses	222	2,188	1,138	2,510
Total operating expenses	27,599	30,882	50,716	62,365
Operating loss	(13,390)	(13,277)	(22,312)	(27,707)
Other expense (income) - net
Other expense (income) - net	22	(101)	49	(105)
Interest expense	252	—	504	—

Foreign exchange loss (gain)	1,056	(95)	1,409	450
Change in fair value of warrant liability	(9,124)	(2,523)	(18,867)	(2,523)
Total other (income) - net	(7,794)	(2,719)	(16,905)	(2,178)
(Loss) before income tax provision	(5,596)	(10,558)	(5,407)	(25,529)
Income tax provision	92	81	254	300
Net (loss) from operations	(5,688)	(10,639)	(5,661)	(25,829)
Discontinued Operations (Note 3)
(Loss) from operations of discontinued operations	—	(6,316)	—	(6,316)
Income tax (benefit)	—	(763)	—	(763)
Net (loss) from discontinued operations	—	(5,553)	—	(5,553)
Net (loss)	(5,688)	(16,192)	(5,661)	(31,382)
Noncontrolling interests
Net income applicable to noncontrolling interests	—	—	—	—
Net (loss) applicable to Surgalign Holdings, Inc.	(5,688)	(16,192)	(5,661)	(31,382)

Other comprehensive income (loss)
Unrealized foreign currency translation (gain) loss	(313)	35	(422)	(36)
Total other comprehensive (loss)	$(5,375)	$(16,227)	$(5,239)	$(31,346)

Net (loss) from continuing operations per share applicable to Surgalign Holdings, Inc. - basic	$(0.86)	$(2.79)	$(0.92)	$(7.29)
Net (loss) from discontinued operations per share applicable to Surgalign Holdings, Inc. - basic	$0.00	$(1.46)	$0.00	$(1.57)
Net (loss) per share applicable to Surgalign Holdings, Inc. - basic	$(0.86)	$(4.25)	$(0.92)	$(8.86)
Net (loss) from continuing operations per share applicable to Surgalign Holdings, Inc. - diluted	$(0.86)	$(2.79)	$(0.92)	$(7.29)
Net (loss) from discontinued operations per share applicable to Surgalign Holdings, Inc. - diluted	$0.00	$(1.46)	$0.00	$(1.57)
Net (loss) per share applicable to Surgalign Holdings, Inc. - diluted	$(0.86)	$(4.25)	$(0.92)	$(8.86)
Weighted average shares outstanding - basic	6,640,405	3,808,475	6,174,273	3,542,497
Weighted average shares outstanding - diluted	6,640,405	3,808,475	6,174,273	3,542,497

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30,	December 31,
	2022	2021
Assets
Cash	$29,344	$51,287
Accounts receivable - net	20,502	19,197
Current inventories - net	25,334	26,204
Prepaid and other assets	11,622	9,984
Total current assets	86,802	106,672
Non-current inventories - net	11,734	10,212
Property, plant and equipment - net	1,321	945
Other assets - net	5,840	5,970
Total assets	$105,697	$123,799

Liabilities, Mezzanine Equity and Stockholders' Equity
Accounts payable	$10,557	$10,204
Current portion of acquisition contingency - Holo	9,042	25,585
Accrued expenses and other current liabilities	17,214	17,769
Accrued income taxes	434	484
Total current liabilities	37,247	54,042
Notes payable - related party	10,087	9,982
Acquisition contingencies - Holo	22,393	26,343
Warrant liability	1,554	12,013
Other Long-term liabilities	3,575	3,176
Total liabilities	74,856	105,556

Mezzanine equity	10,006	10,006

Stockholders' equity:
Common stock and additional paid-in capital	598,351	579,670
Accumulated other comprehensive loss	(2,242)	(1,820)
Accumulated deficit	(575,274)	(569,613)
Total stockholders' equity	20,835	8,237
Total liabilities and stockholders' equity	$105,697	$123,799

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,661)	$(31,382)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	1,180	1,153
Provision for bad debts and product returns	700	2,439
Investor fee	916	—
Change in fair value of warrant liability	(18,867)	(2,523)
Provision for inventory write-downs	3,804	4,367
Insurance proceeds related to operating activities	—	(1,993)
Income taxes payable	—	(13,326)
Stock-based compensation	2,299	2,349
Asset impairment and abandonments	1,935	4,382
Gain on acquisition contingency	(10,493)	(2,287)
Loss on sale of discontinued operations	—	6,316
Bargain purchase gain	—	(90)
Other	(3)	(33)
Change in assets and liabilities:
Accounts receivable	(2,082)	(3,777)
Inventories	(4,767)	(9,111)
Accounts payable	446	(3,818)
Accrued expenses	(7,025)	23,605
Right-of-use asset and lease liability	223	(3,165)
Other operating assets and liabilities	4,986	(19,253)
Net cash used in operating activities	(32,409)	(46,147)
Cash flows from investing activities:
Payments for OEM working capital adjustment	—	(5,430)
Purchases of property and equipment	(3,034)	(4,952)
Business acquisitions, net of cash acquired	—	(330)
Patent and acquired intangible asset costs	(184)	(311)
Net cash used in investing activities	(3,218)	(11,023)
Cash flows from financing activities:
Share offering proceeds including prefunded warrant exercised, net	17,729	82,326
Proceeds from exercise of common stock options	—	23
Proceeds from Employee Stock Purchase Program (ESPP)	186	—
Payment of Holo Milestones - contingent consideration	(4,081)	—
Payments for treasury stock	(56)	(133)
Net cash provided by financing activities	$13,778	$82,216
Effect of exchange rate changes on cash and cash equivalents	$(94)	$249
Net (decrease) increase in cash and cash equivalents	$(21,943)	$25,295
Cash and cash equivalents, beginning of period	$51,287	$43,962
Cash and cash equivalents, end of period	$29,344	$69,257

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares and non-GAAP gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliations below.
The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and six months ended June 30, 2022 and 2021. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.
2022 and 2021 Non-cash stock-based compensation – These costs relate to expense amortization for all stock-based awards made to employees and directors, including restricted stock awards, restricted stock units, stock options and the employee stock purchase plan purchase rights.

2022 and 2021 Foreign exchange (gain) loss – These costs relate to the process of remeasuring international activity into the Company's functional currency.

2022 Change in fair value of warrant liability – Other income related to the revaluation of our warrant liability.

2022 and 2021 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Holo Surgical acquisition.

2022 and 2021 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the asset group.

2022 and 2021 Transaction and integration expenses – These costs relate to professional fees associated with financings and with the acquisition of Holo Surgical and Prompt Prototypes, and other matters.

2022 and 2021 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the three months ended March 31, 2022 and 2021.

2022 Inventory write-off – These costs relate to inventory write-offs for product rationalization.

2021 Bargain purchase gain – Gain related to our acquisition of Prompt Prototypes, LLC.

2021 Severance and restructuring costs – These gain and costs relate to the reduction of our organizational structure, primarily driven by simplification of our Marquette, MI location.
Material Limitations Associated with the Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended June 30,
	2022		2021
Revenues	$20,623	100.0%	$24,834	100.0%
Costs of processing and distribution	6,414	31.1%	7,229	29.1%
Gross profit, as reported	14,209	68.9%	17,605	70.9%
Inventory write-off	535	2.6%	—	—%
Inventory purchase price adjustment	414	2.0%	554	2.2%
Non-GAAP gross profit, adjusted	$15,158	73.5%	$18,159	73.1%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Six Months Ended June 30,
	2022		2021
Revenues	$41,228	100.0%	$48,125	100.0%
Costs of processing and distribution	12,824	31.1%	13,467	28.0%
Gross profit, as reported	28,404	68.9%	34,658	72.0%
Inventory write-off	535	1.3%	—	—%
Inventory purchase price adjustment	824	2.0%	1,081	2.2%
Non-GAAP gross profit, adjusted	$29,763	72.2%	$35,739	74.3%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Non-GAAP Operating Expenses, Adjusted
(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating Expenses	27,599	30,882	50,716	62,365
Non-cash stock-based compensation	925	1,413	2,299	2,349
Gain on acquisition contingency	(1,990)	(2,236)	(10,493)	(2,287)
Bargain purchase gain	—	(90)	—	(90)
Asset impairment and abandonments	996	2,206	1,935	4,382
Transaction and integration expenses	222	2,188	1,138	2,510
Severance and restructuring costs	—	20	—	237
Adjusted Operating Expenses	$27,446	$27,381	$55,837	$55,264
Adjusted Operating Expenses as a percent of revenues	133.1%	110.3%	135.4%	114.8%

*Please note this reconciliation does not include HOLO Portal capitalized costs of $0.4 million and $0.0 million for the three months ended June 30, 2022 and 2021, and $0.4 million and $0.0 million for the six months ended June 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Common Shares and Loss Income Per Diluted Share to Adjusted Net Loss Applicable to Common Shares and Adjusted Net Loss Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Three Months Ended
	June 30, 2022		June 30, 2021
	Net Loss Applicable to Common Shares	Amount Per Diluted Share	Net Loss Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations	$(5,688)	$(0.86)	$(10,639)	$(2.79)
Change in fair value of warrant liability	(9,124)	(1.37)	(2,523)	(0.66)
Gain on acquisition contingency	(1,990)	(0.30)	(2,236)	(0.59)
Non-cash stock-based compensation	925	0.14	1,413	0.37
Foreign exchange loss (gain)	1,056	0.16	(95)	(0.02)
Bargain purchase gain	—	0.00	(90)	(0.02)
Asset impairment and abandonments	996	0.15	2,206	0.58
Transaction and integration expenses	222	0.03	2,188	0.57
Inventory purchase price adjustment	414	0.06	554	0.15
Inventory write-off	535	0.08	—	0.00
Severance and restructuring costs	—	0.00	20	0.01
Tax effect on adjustments	—	0.00	(28)	(0.01)
Non-GAAP net loss from continuing operations	$(12,654)	$(1.91)	$(9,230)	$(2.41)

*Please note this reconciliation does not include HOLO Portal capitalized costs of $0.4 million and $0.0 million for the three months ended June 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Common Shares and Loss Income Per Diluted Share to Adjusted Net Loss Applicable to Common Shares and Adjusted Net Loss Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Six Months Ended
	June 30, 2022		June 30, 2021
	Net Loss Applicable to Common Shares	Amount Per Diluted Share	Net Loss Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations	$(5,661)	$(0.92)	$(25,829)	$(7.29)
Change in fair value of warrant liability	(18,867)	(3.06)	(2,523)	(0.71)
Gain on acquisition contingency	(10,493)	(1.70)	(2,287)	(0.65)
Non-cash stock-based compensation	2,299	0.37	2,349	0.66
Foreign exchange loss	1,409	0.23	450	0.13
Bargain purchase gain	—	0.00	(90)	(0.03)
Asset impairment and abandonments	1,935	0.31	4,382	1.24
Transaction and integration expenses	1,138	0.18	2,510	0.71
Inventory purchase price adjustment	824	0.13	1,081	0.31
Inventory write-off	535	0.09	—	0.00
Severance and restructuring costs	—	0.00	237	0.07
Tax effect on adjustments	—	0.00	(28)	(0.01)
Non-GAAP net loss from continuing operations	$(26,881)	$(4.37)	$(19,748)	$(5.57)

*Please note this reconciliation does not include HOLO Portal capitalized costs of $0.4 million and $0.0 million for the six months ended June 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net loss from continuing operations	$(5,688)	$(10,639)	$(5,661)	$(25,829)
Interest expense, net	252	—	504	—
Provision for income taxes	92	81	254	300
Depreciation	566	633	1,075	1,153
EBITDA	(4,778)	(9,925)	(3,828)	(24,376)
Non-cash stock-based compensation	925	1,413	2,299	2,349
Foreign exchange loss	1,056	(95)	1,409	450
Inventory purchase price adjustment	414	554	824	1,081
Change in fair value of warrant liability	(9,124)	(2,523)	(18,867)	(2,523)
Gain on acquisition contingency	(1,990)	(2,236)	(10,493)	(2,287)
Bargain purchase gain	—	(90)	—	(90)
Asset impairment and abandonments	996	2,206	1,935	4,382
Transaction and integration expenses	222	2,188	1,138	2,510
Inventory write-off	535	—	535	—
Severance and restructuring costs	—	20	—	237
Adjusted EBITDA	$(11,744)	$(8,488)	$(25,048)	$(18,267)
Adjusted EBITDA as a percent of revenues	(56.9)%	(34.2)%	(60.8)%	(38.0)%

*Please note this reconciliation does not include HOLO Portal capitalized costs of $0.4 million and $0.0 million for the three months ended June 30, 2022 and 2021, and $0.4 million and $0.0 million for the six months ended June 30, 2022 and 2021.
#See explanations in Non-GAAP Financial Measures above.